UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 10, 2003

CORNERSTONE REALTY FUND, LLC

(Exact name of registrant as specified in its charter)

California	333-107750	33-0827161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4590 MacArthur Blvd., Suite 610 Newport Beach, California 92660
(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

Arrow Business Park, Irwindale, California

On December 10, 2003, we purchased an existing multi-tenant industrial business park known as the Arrow Business Center, a single-story three building property built in 1987 of approximately 69,592 square feet of leasable space on approximately 5.04 acres of land.  The acquisition price was $5,871,537 including $201,537 of closing costs, which equates to approximately $84 per square foot of leasable space.  The property is currently 98.4% leased to forty tenants whose spaces range in size from approximately 800 square feet to over 4,800 square feet. Currently, there is one 1,120 square foot vacant space. We expect to purchase this property for all cash, without debt financing.

The property’s historical occupancy rates are as follows:

Year Ending December 31	Average Annual Occupancy (%)

2000(1)	91%
2001	94%
2002	95%
2003(1)	97%

(1) reflects partial year data

The following table sets forth certain information with respect to the property’s existing leases at the date of acquisition:

Total Square Feet Leased	Expiration Date	Renewal Options	Current Annual Rent ($)	Base rent per sq.ft. per annum ($)

2,240	Dec-03	—	17,203	7.67
800	Apr-04	—	6,870	8.59
800	Mar-05	—	6,720	8.40
1,120	Dec-04	—	8,602	7.68
800	Mar-04	—	6,824	8.53
1,120	Jul-05	—	8,736	7.80
1,120	Jul-05	—	8,856	7.91
800	Sept-05	—	6,720	8.40
800	Jun-04	—	6,144	7.68
1,600	Mar-04	—	13,074	8.17
1,120	Jun-04	—	9,408	8.40
2,720	Mar-05	—	20,094	7.39
800	Jun-06	—	6,528	8.16
1,120	Aug-05	—	8,870	7.92
1,120	Jul-05	—	7,392	6.60
800	Nov-05	—	6,720	8.40
1,120	Mar-05	—	8,870	7.92
800	Mar-05	—	6,720	8.40
800	Apr-05	—	6,720	8.40
1,120	Apr-05	—	8,602	7.68

Total Square Feet Leased	Expiration Date	Renewal Options	Current Annual Rent ($)	Base rent per sq.ft. per annum ($)

1,120	May-04	—	8,602	7.68
800	Jun-05	—	6,528	8.16
1,120	Jul-05	—	8,602	7.68
800	Sep-04	—	6,912	8.64
1,120	Aug-05	—	8,870	7.92
2,160	May-04	—	22,032	10.20
1,082	Mar-04	—	10,744	9.93
966	Jun-04	—	11,284	11.68
2,078	Aug-04	—	21,037	10.12
2,078	Jun-04	—	19,637	9.45
2,160	Jun-06	—	26,676	12.35
4,096	Feb-04	—	39,489	9.64
2,172	Nov-04	—	22,154	10.20
3,200	Jan-05	—	25,560	7.99
3,200	Jul-04	—	28,416	8.88
3,200	Aug-04	—	27,412	8.57
3,200	Jun-04	—	25,335	7.92
3,200	Nov-04	—	25,344	7.92
4,800	Dec-05	—	37,440	7.80
3,200	Aug-06	—	25,344	7.92
1,120		—

No tenant occupies more than 7% of the rentable square footage.  These tenants operate varying business, including light manufacturing and distribution, light assembly and warehousing that encompasses a wide variety of businesses.

The following table sets forth lease expiration information for the next ten years:

Year Ending Dec. 31	No. of Leases Expiring	Approx. Amount of Expiring Leases (Sq. Feet)	Base Rent Of Expiring Leases (Annual $)	Percent of Total Leasable Area Expiring (%)	Percent of Total Annual Base Rent Expiring (%)

2003	1	2,240	17,203	3.21%	2.93%
2004	19	35,592	319,320	51.15%	54.39%
2005	17	24,480	192,020	35.18%	32.70%
2006	3	6,160	58,548	8.86%	9.98%
2007	0	0	0	0.00%	0.00%
2008	0	0	0	0.00%	0.00%
2009	0	0	0	0.00%	0.00%
2010	0	0	0	0.00%	0.00%
2011	0	0	0	0.00%	0.00%
2012	0	0	0	0.00%	0.00%

For federal income tax purposes, the depreciable basis of the property is estimated to be  $3,495,489.  The depreciation expense will be calculated using the straight-line method, based upon an estimated useful life of 39 years for the building improvement costs and the related lease term for the tenant improvements.  Leasing commissions will be amortized over the initial term of the related leases.

Item 7.  Financial Statements and Exhibits

The required financial statements will be filed by an amendment to this Current Report on Form 8-K no later than 60 days after December 25, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE REALTY FUND, LLC

By:	CORNERSTONE INDUSTRIAL PROPERTIES, LLC
Its Managing Member

	By:	CORNERSTONE VENTURES, INC.
Its Manager

		By:	/S/ TERRY G. ROUSSEL
Terry G. Roussel, President

Dated: December 18, 2003